UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 4, 2011

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On October 4, 2011, the Registrant issued a press release updating the exploration activities on the Bear Lodge Rare Earth project and the Sundance Gold Project, both located near Sundance, Wyoming.  Recent discoveries of rare earth mineralization in new areas peripheral to and west of the Bull Hill deposit show some overlap with areas of known gold mineralization. A fourth core drill rig has been added to accelerate exploration in the outlying areas. Currently three core rigs are conducting dedicated REE exploration and resource definition, while the fourth core rig will conduct gold, REE, and geotechnical drilling. A reverse circulation (RC) drill rig continues to drill gold targets, and may be transferred to the REE exploration program to collect bulk samples for metallurgical testing. Exploration work at the project site is expected to continue through November 2011.

A copy of the press release is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1

Press Release dated October 4, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: October 4, 2011	By: /s/ "Winnie Wong" Winnie Wong Corporate Secretary

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated October 4, 2011

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